Exhibit 1.1

NORTHSTAR REALTY FINANCE CORP.
SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

February 21, 2012

DEUTSCHE BANK SECURITIES INC.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Each of NorthStar Realty Finance Corp., a Maryland corporation (the “Company”), and NorthStar Realty Finance Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), agrees with Deutsche Bank Securities Inc. (the “Underwriter”) on the terms set forth herein, with respect to (i) the sale by the Company and the purchase by the Underwriter of 15,000,000 shares (the “Initial Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), and (ii) the grant of the option described in Section 1(b) hereof to purchase all or any part of 2,250,000 additional shares of Common Stock (the “Option Shares”), if any, from the Company to the Underwriter.  The Initial Shares and all or any part of the Option Shares are hereinafter called, collectively, the “Shares.”

The Company understands that the Underwriter proposes to make a public offering of the Shares on the terms set forth herein as soon as the Underwriter deems advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.  The Company has filed a registration statement on Form S-3 (No. 333-157749), including a preliminary prospectus, with the Securities and Exchange Commission (the “Commission”) for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”).  The Company has prepared and filed amendments to the registration statement and such amendments or supplements to the related preliminary prospectus as required under the Securities Act.  Such registration statement has been declared effective under the Securities Act by the Commission.  Such registration statement as amended at the time it was declared effective by the Commission (and, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), such registration statement as so amended) and including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act Regulations to be part of the registration statement, is hereinafter called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.  Each preliminary prospectus (including each preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act) is hereinafter called a “Preliminary Prospectus.”  The term “Prospectus” means the final prospectus relating to the Shares, as first filed with the Commission pursuant to Rule 424(b) of the Securities Act

Regulations, and any amendments thereof or supplements thereto.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.  Any reference herein to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented as of the date hereof, (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule I hereto, (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package, and (iv) any information identified in Schedule II hereto.

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations.  The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations.

The term “Material Adverse Effect” or “Material Adverse Change” means any material adverse effect on, or change with respect to, the assets, business operation, earnings, prospects, properties or financial condition, present or prospective, of the Company and its Subsidiaries (as defined in Section 3(iii) below) taken as a whole.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

1.             Sale and Purchase.

(a)           Initial Shares.  Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock of $5.29, the Company agrees to sell to the Underwriter the Initial Shares and the Underwriter agrees to purchase from the Company the Initial Shares.

(b)           Option Shares.  In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of Common Stock set forth in paragraph (a) above, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares, the Company hereby grants an option to the Underwriter to purchase from the Company all or any part of the Option Shares.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period upon written notice by the Underwriter to the Company setting forth the number of Option Shares as to which the Underwriter is then exercising the option and the time and date of payment and delivery for such Option Shares.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter, but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Closing Time (as defined below).

2.             Payment and Delivery.

(a)           Initial Shares.  The Initial Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight (48) hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified to the Underwriter by the Company upon at least forty-eight (48) hours’ prior notice.  The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if the determination of the purchase price of the Initial Shares occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Underwriter and the Company) at the office of Hunton & Williams LLP, counsel for the Underwriter, 200 Park Avenue, 52nd Floor, New York, New York 10166.  The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.”

(b)           Option Shares.  Any Option Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight (48) hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriter, including, at the option of the Underwriter, through the facilities of DTC for the account of the Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriter by the Company upon at least forty-eight (48) hours’ prior notice.  The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Underwriter in the notice given by the Underwriter to the Company of the Underwriter’s election to purchase such Option Shares or on such other time and date as the Company and the Underwriter may agree upon in writing at the office of Hunton & Williams LLP, counsel for the Underwriter, 200 Park Avenue, 52nd Floor, New York, New York 10166.

3.             Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriter, as of the date hereof, as of the Closing Time and as of each Date of Delivery, that:

(i)    the Company has an authorized capitalization as set forth in both the Prospectus and the Disclosure Package; the outstanding shares of capital stock of the Company and NRFC Sub-REIT Corp., a Maryland corporation and a subsidiary of the Operating Partnership (the “Private REIT”), have been duly and validly authorized and issued and are fully paid and nonassessable;

(ii)    the outstanding partnership interests of the Operating Partnership have been duly and validly authorized and issued; all of the outstanding shares of capital stock of the Private REIT are directly and indirectly owned of record and beneficially by the Operating Partnership and the Company, respectively;

(iii)    except as disclosed in both the Prospectus and the Disclosure Package, there are no outstanding (A) securities or obligations of the Company or the subsidiaries of the Company required to be set forth in Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2011 (the “Subsidiaries”), convertible into or exchangeable for any capital stock of or partnership interests, membership interests or other equity interests, as the case may be, in the Company or any such Subsidiary, (B) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or any Subsidiary to issue any securities or obligations, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options the existence of which, in each case of (A), (B) and (C), is required to be disclosed in the Prospectus and the Disclosure Package and are not so disclosed;

(iv)    each of the Company and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation, general or limited partnership or limited liability company, as the case may be, except to the extent, in the case of the Subsidiaries, that the failure to be so organized would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and is in good standing under the laws of its respective jurisdiction of incorporation or organization except to the extent that the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)   each of the Company and the Subsidiaries have the corporate, partnership or limited liability company power, as the case may be, and authority to own their respective properties and conduct their respective businesses, each as described in each of the Registration Statement, the Prospectus and the Disclosure Package except to the extent that the failure to have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and, in the case of the Company and the Operating Partnership, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

(vi)    the Company and the Subsidiaries are duly qualified or licensed and in good standing in each jurisdiction where such qualification or license is required except where the failure, individually or in the aggregate, to be so qualified or licensed would not reasonably be expected to have a Material Adverse Effect;

(vii)     except as disclosed in both the Prospectus and the Disclosure Package, the Operating Partnership is neither contractually prohibited nor contractually restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to the Operating Partnership’s partnership interests or from repaying to the Company or another subsidiary of the Company any amounts which may from time to time become due under any loans or advances to the Operating Partnership from the Company or another subsidiary of the Company, or from transferring the Operating Partnership’s property or assets to the Company or another subsidiary of the Company;

(viii)      except as disclosed in both the Prospectus and the Disclosure Package, the Private REIT is neither contractually prohibited nor contractually restricted, directly or indirectly, from paying dividends to the Operating Partnership, or from making any other distribution with respect to the Private REIT’s shares of capital stock or from repaying to the Company, the Operating Partnership or another subsidiary of the Company any amounts which may from time to time become due under any loans or advances to the Private REIT from the Company, the Operating Partnership or another subsidiary of the Company, or from transferring the Private REIT’s property or assets to the Company, the Operating Partnership or another subsidiary of the Company;

(ix)       except as disclosed in both the Prospectus and the Disclosure Package, no Subsidiary (other than the Operating Partnership and the Private REIT, which are covered above) is contractually prohibited or restricted, directly or indirectly, from paying dividends to the Operating Partnership or the Private REIT, to the extent such Subsidiary is a direct subsidiary of the Operating Partnership or the Private REIT, or from making any other distribution with respect to the outstanding membership interests of such Subsidiary or from repaying to the Company, the Operating Partnership or another subsidiary of the Company any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company, the Operating Partnership or another subsidiary of the Company, or from transferring such Subsidiary’s property or assets to the Company, the Operating Partnership or another subsidiary of the Company except for any such prohibitions and restrictions that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect or to the extent that any such restriction would currently materially limit the Company’s ability to pay dividends or that would be reasonably likely to materially limit the future payment of dividends on Common Stock;

(x)      the Agreement of Limited Partnership of the Operating Partnership, dated as of October 19, 2004, as amended (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that the indemnification and contribution provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(xi)     the Company is the sole general partner of the Operating Partnership and owns units of partnership interest in the Operating Partnership (“OP Units”) representing an ownership interest in the Operating Partnership in the percentage set forth in both the Prospectus and the Disclosure Package, and, except as disclosed in the Prospectus and the Disclosure Package, such ownership interest is free and clear of any pledge, lien, encumbrance, security interest or other claim except for any pledge, lien, encumbrance, security interest or other claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xii)      neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective organizational documents, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties or assets is bound, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii)       the execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under): (1) any provision of the organizational documents of the Company or any Subsidiary, or (2) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, except in the case of this clause (2) for such breaches or defaults which would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company and the Operating Partnership’s ability to perform their agreed upon obligations under the Agreement; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except for such liens, charges, claims or encumbrances which would individually or in the aggregate not reasonably be expected to have a Material Adverse Effect;

(xiv)    this Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership and is a legal, valid and binding agreement of each of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(xv)     no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, the consummation of the transactions contemplated herein by the Company or the Operating Partnership, including the Company’s issuance, sale and delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act and the Exchange Act, or (B) any necessary qualification under the securities or “blue sky” laws of the various jurisdictions in which the Shares are being offered by the Underwriter, or (C), any such approvals, authorizations, consents, orders, or filings that if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and which would not reasonably be expected to have a material adverse effect on the Company and the Operating Partnership’s ability to perform their agreed upon obligations under this Agreement;

(xvi)    each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in both the Prospectus and the Disclosure Package, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which would reasonably be expected to result in a Material Adverse Change;

(xvii)     the Registration Statement has been declared effective under the Securities Act by the Commission; the Rule 462(b) Registration Statement, if any, is effective; no stop order suspending the effectiveness or the use of the Registration Statement, including any Rule 462(b) Registration Statement, has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission;

(xviii)      the Preliminary Prospectus, as of its date and as of the date hereof, complied or complies, the Registration Statement, as of each effective date and as of the date hereof, complied, complies or will comply in all material respects, and the Prospectus as of its date and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will comply in all material respects, when they become effective or are filed with the Commission, as the case may be, with the requirements of the Securities Act and the Securities Act Regulations; the Registration Statement, as of each effective date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Preliminary Prospectus, as of its date, did not contain and the Prospectus or any amendment or supplement thereto, as of their respective dates, the date hereof, the Closing Time and on each Date of Delivery, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use therein;

(xix)     for the purposes of this Agreement, the “Applicable Time” has the meaning set forth on Schedule II hereto; the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus included in the Disclosure Package does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the other information comprising the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use therein;

(xx)    except for the Issuer Free Writing Prospectuses identified in Schedule I hereto, and any electronic road show relating to the public offering of the Shares contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriter, prepare, use or refer to, any Free Writing Prospectus;

(xxi)     at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations of the Shares and as of the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act Regulations that it is not necessary that the Company be considered an Ineligible Issuer;

(xxii)      the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriter for use in connection with the public offering of the Shares contemplated herein have been and will be in all material respects identical to the versions of such documents transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T;

(xxiii)       the Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus;

(xxiv)     except as disclosed in both the Prospectus and the Disclosure Package, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or, to the extent that such proceeding affects the properties or assets of the Company or any Subsidiary, any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order that would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(xxv)        the consolidated financial statements and schedules of the Company and its subsidiaries, including the notes thereto (the “Financial Statements”), incorporated by reference in each of the Registration Statement, the Prospectus and the Disclosure Package, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Company and its subsidiaries for the periods specified; the Financial Statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules incorporated by reference in the Registration Statement have been compiled on a basis consistent with the Financial Statements; no pro forma financial information, financial statements or supporting schedules other than the Financial Statements are required to be included in the Registration Statement, the Prospectus or the Disclosure Package;

(xxvi)       Grant Thornton LLP, whose reports on the consolidated financial statements of the Company and its subsidiaries constitute part of each of the Registration Statement, the Prospectus and the Disclosure Package, is, and was during the periods covered by its reports, independent as required by the Securities Act and the Securities Act Regulations;

(xxvii)    subsequent to the respective dates of the Financial Statements, and except as may be otherwise disclosed in each of the Registration Statement, the Prospectus and the Disclosure Package, there has not been (A) any Material Adverse Change or any development or transaction that would reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole or (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any Subsidiary on any of its equity interests;

(xxviii)     the Common Stock conforms in all material respects to the descriptions thereof contained in the Prospectus and Disclosure Package;

(xxix)     there are no persons with registration or other similar rights to have any equity or debt securities of the Company or the Subsidiaries, including securities which are convertible into or exchangeable or redeemable for equity securities of the Company or the Subsidiaries, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act, except for such registration or similar rights which are fairly summarized in both the Prospectus and the Disclosure Package or granted in connection with the issuance of exchangeable notes by the Operating Partnership or any other Subsidiary;

(xxx)        the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or any Subsidiary or under any agreement to which the Company or any Subsidiary is a party or otherwise;

(xxxi)       all of the outstanding OP Units have been duly authorized and validly issued, and were issued free and clear of any pledge, lien, encumbrance, security interest or other claim, and were not issued in violation of any preemptive or other similar rights arising by operation of law, under the organizational documents of the Company or the Operating Partnership or under any agreement to which the Company or any Subsidiary is a party or otherwise;

(xxxii)    the Common Stock has been registered under Section 12(b) of the Exchange Act and the Shares have been approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance, and the Company has not applied to delist the Common Stock from the NYSE, nor has the Company received any written notification that the NYSE is contemplating the delisting of the Common Stock;

(xxxiii)       the Company has not taken, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xxxiv)     neither the Company nor any of its affiliates other than NorthStar Realty Securities, LLC (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (B) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the Financial Industry Regulatory Authority, Inc. (“FINRA”)) any member firm of FINRA;

(xxxv)        the Company has not relied upon the Underwriter or counsel for the Underwriter for any legal, tax or accounting advice in connection with the offering and sale of the Shares, except with respect to an “Exhibit 8” opinion, dated March 6, 2009, filed by Hunton & Williams LLP as an exhibit to the Registration Statement;

(xxxvi)         any certificate signed by any officer of the Company or the Operating Partnership delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms or provisions of this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby;

(xxxvii)          the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of the NYSE;

(xxxviii)     the Company and the Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property, if any, owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, claims, restrictions, mortgages and defects in such title (collectively, the “Encumbrances”), except such Encumbrances that are disclosed in both the Prospectus and the Disclosure Package or would not reasonably be expected to have a Material Adverse Effect; any real or personal property leased by the Company or any Subsidiary is held under a lease which is a valid and binding agreement, enforceable against the Company or such Subsidiary (to the extent a party thereto) and, to the Company’s knowledge, the other parties thereto, except (A) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, (B) as otherwise disclosed in both the Prospectus and the Disclosure Package or (C) for such exceptions that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(xxxix)      except as disclosed in both the Prospectus and the Disclosure Package, the mortgages, if any, encumbering any real property owned in fee simple by the Company or a Subsidiary are not and will not be: (A) convertible (in the absence of foreclosure) into an equity interest in such real property or in the Company or any Subsidiary, (B) cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries or (C) cross-collateralized to any property or assets not owned by the Company or any of the Subsidiaries;

(xl)       the descriptions of legal or governmental proceedings, contracts, leases and other legal documents in each of the Registration Statement, the Prospectus and the Disclosure Package constitute fair and accurate summaries of such proceedings or documents, and there are no legal or governmental proceedings, contracts, leases or other documents that are known to the Company of a character required to be described in the Registration Statement, the Prospectus or the Disclosure Package or filed as exhibits to the Registration Statement which are not so described or filed; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Prospectus and the Disclosure Package are legal, valid and binding obligations of the Company or the Subsidiaries, to the extent a party thereto, and, to the knowledge of the Company, of the other parties thereto, enforceable against the Company or Subsidiaries in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and neither the Company nor any Subsidiary is in breach or default under any such agreements, except to the extent that the indemnification and contribution may be limited by federal or state securities laws and public policy considerations in respect thereof;

(xli)        the Company or the Subsidiaries own or possess adequate licenses or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software licenses, trade secrets, other intangible property rights and know-how (collectively “Intangibles”) necessary for the Company and the Subsidiaries taken together as a whole (the “Consolidated

Company”) to conduct the business of the Consolidated Company as described in both the Prospectus and the Disclosure Package, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and the Company and the Subsidiaries know of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(xlii)       the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Consolidated Company, (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(xliii)      (A) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (1) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (2) have been evaluated for effectiveness as of the end of the Company’s last fiscal year, and (3) are effective in all material respects to perform the functions for which they were established, and (B) based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (1) any material weakness in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.  Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that would significantly affect internal control over financial reporting;

(xliv)   the Company and each of the Subsidiaries has filed on a timely basis all material federal, state, local and foreign tax returns required to be filed through the date hereof or have properly requested extensions thereof, and all such tax returns are true, correct and complete in all material respects, and have paid all material taxes required to be paid, including any tax assessment, fine or penalty levied against the Company or any of the Subsidiaries; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; all material tax liabilities are adequately provided for on the respective books of such entities;

(xlv)      the statements set forth in the Disclosure Package and the Prospectus under the captions “Additional Federal Income Tax Considerations” and “Federal Income Tax Consequences of Our Status as a REIT,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete and fairly summarize the federal income tax considerations described therein;

(xlvi)       the Company maintains insurance, including title insurance (in each case, issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for the business of the Company and its Subsidiary and generally consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, directors and officers liability insurance, title insurance, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, floods and all other risks customarily insured against, all of which insurance is in full force and effect;

(xlvii)      the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct the business of the Consolidated Company, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permits, licenses or approvals, except for any failure to have required permits, licenses or other approvals or to comply with the terms and conditions of such permits, licenses or approvals which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Company and the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any material liability; neither the Company nor any of the Subsidiaries has incurred and none of them expect to incur any material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”); each “pension plan” for which the Company or any of the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

(xlviii)   none of the Company, any of the Subsidiaries or, to the knowledge of the Company, any officer, director, employee or agent purporting to act on behalf of the Company or any of the Subsidiaries has at any time (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) made any payment of funds or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus and Disclosure Package, or (C) engaged in any material transactions, maintained any bank account or used any material corporate funds except for transactions, bank accounts and funds which have been or are, as applicable, reflected in the books and records of the Company and the Subsidiaries;

(xlix)        except as disclosed in both the Prospectus and the Disclosure Package, there are no material outstanding loans, advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any officers and or directors of the Subsidiaries or any of the members of the immediate families of any such officers or directors;

(l)    except as disclosed in both the Prospectus and the Disclosure Package, all securities issued by the Company, any of the Subsidiaries or any trusts established by the Company or any of the Subsidiaries have been issued and sold in compliance with (A) all applicable federal and state securities laws and (B) the applicable corporate or partnership law of the jurisdiction of incorporation of the Company or Subsidiary, as applicable;

(li)     to the Company’s knowledge, no lessee of any portion of any of the real properties leased or owned by the Company or any of the Subsidiaries (collectively, the “Properties”) is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice or both, would constitute a default under any of such leases, except such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(lii)      to the Company’s knowledge neither the Company nor any of the Subsidiaries has any liability under any applicable environmental, health, safety or similar law or otherwise relating to any Hazardous Material (as hereinafter defined) and there are no notices of potential liability or claims pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or concerning any of the Properties under any applicable environmental, health, safety or similar law or otherwise relating to any Hazardous Material, except for such liabilities or claims which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries or, to the knowledge of the Company, any other person, has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials, except for such contamination or threats of contamination which would not reasonably be expected to have a Material Adverse Effect; neither the Properties nor any other land ever owned by the Company or any of the Subsidiaries is included on or, to the knowledge of the Company, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties.  As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation;

(liii)     in connection with the offer and sale of the Shares, the Company has not offered shares of its Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus identified in Schedule I or the Registration Statement;

(liv)   the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated;

(lv)      except as disclosed in both the Prospectus and the Disclosure Package, no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, that is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement or the Prospectus and which is not so described;

(lvi)       the Company and the Subsidiaries and to the knowledge of the Company the officers and directors of the Company and the Subsidiaries, in their capacities as such, are, and at the Closing Time and any Date of Delivery will be, in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(lvii)      the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(lviii)   the statistical and market related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate; and

(lix)    each of the Company and the Private REIT is organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code; each of the Company and the Private REIT qualified as a REIT for the taxable years ended December 31, 2004 through December 31, 2011 and the present and contemplated method of operation of the Company and the Subsidiaries will enable each of the Company and the Private REIT to meet the requirements for qualification and taxation as a REIT under the Code for their tax years ending December 31, 2012 and subsequent taxable years; and each of the Company and the Private REIT intends to continue to qualify as a REIT until the respective Board of Directors of the Company or the Private REIT determines that it is no longer in the best interests of the Company or the Private REIT, as the case may be, to continue to qualify as a REIT; neither the Company nor any of the Subsidiaries has taken any action that would reasonably be expected to cause the Company or the Private REIT to fail to qualify as a REIT under the Code at any time.

4.             Certain Covenants.

The Company and the Operating Partnership, jointly and severally, agree with the Underwriter:

(a)           to furnish such information as may be required and otherwise to cooperate in each case qualifying the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Underwriter may reasonably designate and to maintain such qualifications in effect as long as reasonably requested by the Underwriter for the distribution of the Shares, provided that the Company shall not be required to qualify to do business in any jurisdiction in which it is not then so qualified, to file any general consent to service of process or to take any other action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.  The Company will promptly advise the  Underwriter of the receipt by the Company of any written notification with respect to (i) the suspension of the qualification of the Shares for sale in any jurisdiction or (ii) the initiation or threatening of any proceeding for such purpose;

(b)           if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriter, promptly and, if requested by the Underwriter, will confirm such advice in writing, when such post-effective amendment has become effective;

(c)           to prepare the Prospectus in a form approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act within the time period set forth in Rule 424(b) and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than the second business day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Underwriter copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriter may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(d)           to advise the Underwriter promptly (and if required by the Underwriter, to confirm such advice in writing) when the Registration Statement has become effective and when any post-effective amendment thereto has become effective under the Securities Act Regulations;

(e)           to furnish a copy of each proposed Free Writing Prospectus to the Underwriter and counsel for the Underwriter and obtain the reasonable consent of the Underwriter prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto;

(f)            to comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable;

(g)           to advise the Underwriter immediately and, if requested by the Underwriter, confirming such advice in writing, of (1) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus, or for additional information with respect thereto, or (2) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible and to advise the Underwriter promptly of the lifting or removal of such order; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Underwriter, upon advice of counsel after discussion with the Company and counsel for the Company, shall reasonably object in writing;

(h)           unless otherwise publicly available in electronic format on the website of the Company or the Commission to furnish to the Underwriter for a period of two (2) years from the date of this Agreement (1) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of shares of Common Stock, (2) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company are listed; and (3) such additional information as the Underwriter from time to time reasonably requests in writing (any financial statements so requested to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission);

(i)            to advise the Underwriter promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act or the Securities Act Regulations which, in the judgment of the Company, (1) would result in the Prospectus or the Disclosure Package containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (2) would result in any Issuer Free Writing Prospectus conflicting with the information contained in the Registration Statement relating to the Shares or the Prospectus, or (3) would make it necessary to amend or supplement the Prospectus or the Disclosure Package to comply with the Securities Act and the Securities Act Regulations and, during such time, to promptly prepare and furnish to the Underwriter copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriter and to dealers, copies in such quantities and at such locations as the Underwriter may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading, or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement or the Prospectus, or so that the Prospectus or the Disclosure Package will comply with the Securities Act and the Securities Act Regulations;

(j)            to file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company, be required by the Securities Act or requested by the Commission;

(k)           Except with respect to filings by the Company under the Exchange Act, during the period of time a Prospectus is required to be delivered in connection with the sale of Shares hereunder, prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, to furnish a copy thereof to the Underwriter and counsel for the Underwriter and obtain the reasonable consent of the Underwriter to the filing;

(l)            to furnish promptly to the Underwriter a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein);

(m)          during the period referred to in paragraph (i) above, to furnish to the Underwriter, not less than two (2) full business days before filing with the Commission, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during such period to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(n)           to cooperate with the Underwriter in permitting the Shares to be eligible for clearance and settlement through the facilities of DTC;

(o)           to apply the net proceeds from the sale of Shares by the Company in accordance with the statements under the caption “Use of Proceeds” in the Prospectus and the Disclosure Package;

(p)           to make generally available to its security holders and to deliver to the Underwriter as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in such form, at the option of the Company, as complies with the provisions of Rule 158 of the Securities Act Regulations);

(q)           to use its commercially reasonable best efforts to list the Shares on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that seek to have securities listed on the NYSE;

(r)            to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock;

(s)           not to take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(t)            in connection with the offer and sale of the Shares, not to offer shares of Common Stock or any other securities convertible into or exchangeable or exercisable or redeemable for Common Stock in a manner in violation of the Securities Act;

(u)           not to distribute any prospectus or other offering material, other than the Registration Statement, the Prospectus and the Disclosure Package, in connection with the offer and sale of the Shares;

(v)           to refrain during a period of 30 days from the date of the Prospectus, without the prior written consent of the Underwriter, from, directly or indirectly, (1) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, voluntarily making any public announcement of a disposition or transfer, or otherwise disposing of or transferring (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing (except for (i) a registration statement on Form S-3 relating to a proposed dividend reinvestment plan or employee stock purchase plan of the Company, (ii) a registration statement on Form S-3 relating to shares of Common Stock issuable upon exchange of exchangeable notes issued by the Operating Partnership or any other Subsidiary; (iii) a universal shelf registration statement on Form S-3 and/or Form S-4 relating to securities that may be offered or sold by the Company, provided that the Company will not sell any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to such registration statement within 30 days from the date of the Prospectus, and (iv) a registration statement on Form S-8 with respect to grants of stock options, restricted stock, LTIP Units or other stock based awards to employees, consultants or directors pursuant to an employee benefit plan in existence on the date hereof), or (2) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be issued hereunder, (B) any shares of Common Stock issued by the Company in connection with employee benefit plans, stock option plans, long-term incentive plans, direct stock purchase plans and/or distribution reinvestment plans existing at the date of this Agreement, (C) any securities issued by the Company upon the exercise of an option, warrants or rights outstanding on the date hereof and referred to directly or indirectly in the Prospectus and the Disclosure Package, (D) grants of stock options, restricted stock or LTIP Units to employees, consultants or directors of the Company or its Subsidiaries pursuant to an employee benefit plan of the Company in existence on the date hereof and described in the Prospectus and the Disclosure Package, provided that the grantees thereof agree not to sell, offer, dispose of or otherwise transfer any such stock options (or the shares underlying such options), restricted stock or LTIP Units or Common Stock during such 30-day period without the prior written consent of the Underwriter, (E) any shares of Common Stock issued by the Company upon redemption of any of the OP Units, (F) the issuance of Common Stock or units of the Operating Partnership in connection with the acquisition of assets in a transaction exempt from the requirements of the Securities Act or (G) any shares of Common Stock issued upon exchange of any exchangeable notes issued by the Operating Partnership or any other Subsidiary;

(w)          not to, and to use its commercially reasonable best efforts to cause its officers, directors and affiliates not to, (1) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (2) sell, bid for, purchase or, except as provided herein, pay anyone any compensation for soliciting purchases of the Shares or (3) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

(x)            that the Company will comply with all of the provisions of any undertakings in the Registration Statement and will file with the Commission such reports as may be required pursuant to Rule 463 of the Securities Act Regulations;

(y)           that the Company and the Operating Partnership will use their best efforts to enable each of the Company and the Private REIT to meet the requirements to qualify as a REIT under the Code until the respective Board of Directors of the Company or the Private REIT determines that it is no longer in the best interests of the Company or the Private REIT, as the case may be, to qualify as a REIT; and

(z)            that the Company will disclose in each annual report of the Company distributed to investors pursuant to Section 13(a) of the Exchange Act, a per share market value of the Common Stock as reported on the NYSE.

5.             Payment of Expenses.

(a)           The Company and the Operating Partnership agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, the Disclosure Package,

any Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriter, including any stock or other transfer taxes or duties payable upon the sale, issuance and delivery of the Shares to the Underwriter and any charges of DTC in connection therewith, (iii) the preparation and printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriter and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws that the Company and the Underwriter have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, including the legal fees and filing fees and other disbursements of counsel for the Underwriter relating thereto, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel for the Underwriter relating thereto and any fees of FINRA in connection with the Shares, (vi) the fees and expenses of any outside counsel and accountants for the Company, any transfer agent or registrar for the Shares and miscellaneous expenses of the Company referred to in the Registration Statement, (vii) the fees and expenses incurred in connection with the listing of the Shares on the NYSE, (viii) the Company’s costs and expenses for preparation of the road show materials, and (ix) the performance of the Company’s and the Operating Partnership’s other obligations hereunder.  The travel and accommodation expenses of the Underwriter and its counsel shall not be borne by or reimbursed by the Company.  The Company and the Operating Partnership agree to reimburse the Underwriter for the fees and disbursements of Hunton & Williams LLP, counsel for the Underwriter, solely in connection with such firm delivering to the Underwriter at the Closing Time and each Date of Delivery such firm’s opinion of counsel as to certain federal income tax matters and certain matters under the Investment Company Act, as set forth in Exhibits D and E hereto.

(b)           If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company or the Operating Partnership to comply, in all material respects, with the terms or to fulfill, in all material respects, any of the conditions of this Agreement, or if for any reason the Company or the Operating Partnership shall be unable to perform its or their obligations under this Agreement other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter for all actual out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the reasonable fees and disbursements of Underwriter’s counsel and any other advisors, accountants, appraisers, etc.) reasonably incurred by the Underwriter in connection with this Agreement or the transactions contemplated herein.

6.             Conditions of the Underwriter’s Obligations.

The obligations of the Underwriter hereunder to purchase and pay for the Shares at the Closing Time or on each Date of Delivery, as applicable, are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership in Section 3 hereof, in each case on the date hereof and at the Closing Time and on each Date of Delivery, as if made on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, to the performance by the Company and the Operating Partnership of their respective obligations hereunder to be performed at or prior to the Closing Time and to the satisfaction of the following further conditions:

(a)           The Company shall furnish to the Underwriter at the Closing Time and on each Date of Delivery an opinion and letter of Sullivan & Cromwell LLP, corporate counsel for the Company and the Subsidiaries, addressed to the Underwriter and dated the Closing Time and each Date of Delivery, as set forth in Exhibits A and B hereto, respectively.

(b)          The Company shall furnish to the Underwriter at the Closing Time and on each Date of Delivery an opinion of Venable LLP, special Maryland counsel for the Company, addressed to the Underwriter and dated the Closing Time and each Date of Delivery, as set forth in Exhibit C hereto.

(c)           On the date of this Agreement and at the Closing Time and each Date of Delivery (if applicable), the Underwriter shall have received from Grant Thornton LLP letters dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance satisfactory to the Underwriter, containing statements and information of the type specified in AU Section 634 “Letters for Underwriter and Certain other Requesting Parties” issued by the American Institute of Certified Public Accountants with respect to the Financial Statements and certain financial information of the Company and the Subsidiaries included in the Registration Statement, the Prospectus and the Disclosure Package, and such other matters customarily covered by comfort letters issued in connection with registered public offerings; provided, that the letters delivered at the Closing Time and each Date of Delivery (if applicable) shall use a “cut-off” date no more than three business days prior to such Closing Time or such Date of Delivery, as the case may be.

(d)           The Underwriter shall have received at the Closing Time and on each Date of Delivery (i) an opinion of Hunton & Williams LLP, counsel for the Underwriter, as to certain federal income tax matters, and (ii) an opinion of Hunton & Williams LLP, counsel for the Underwriter, as to certain matters under the Investment Company Act, addressed to the Underwriter and dated the Closing Time and each Date of Delivery, as set forth in Exhibits D and E hereto, respectively. In addition, the Underwriter shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Hunton & Williams LLP, counsel for the underwriters, dated the Closing Time and each Date of Delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter.

(e)           No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriter shall have objected in writing prior to the filing thereof.

(f)            Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, shall have occurred; (ii) all reasonable requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriter.

(g)           All filings with the Commission required by Rule 424 and Rule 430B under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rules.

(h)           Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery, (i) there shall not have been any Material Adverse Change, and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of the Subsidiaries, in each case, which in the Underwriter’s sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus and the Disclosure Package.

(i)            The Shares shall have been approved for listing on the NYSE, subject to notice of issuance.

(j)            The Underwriter shall have received lock-up agreements substantially in the form of Exhibit F hereto signed by the persons listed in Schedule III hereto.

(k)           The Underwriter shall have received, at the Closing Time and on each Date of Delivery, a certificate of two of the Company’s executive officers, to the effect that:

(i)          the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct, as if made on and as of the Closing Time or such Date of Delivery, as applicable, and the Company and the Operating Partnership have complied with all of their respective obligations hereunder and satisfied all of the conditions on their part to be performed or satisfied at or prior to the Closing Time or such Date of Delivery, as applicable;

(ii)         no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act; and

(iii)        subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (A) any Material Adverse Change, (B) any transaction that is material to the Company and its subsidiaries taken as a whole, (C) any obligation, direct or contingent, that is material to the Company and its subsidiaries, taken as a whole, incurred by the Company or the Subsidiaries, (D) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary that is material to the Company and its subsidiaries, taken as a whole, or (E) any loss or damage (whether or not insured) to the Properties which has been sustained or will have been sustained which would reasonably be expected to have a Material Adverse Effect.

(l)            The Company and the Operating Partnership shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Prospectus and the Disclosure Package, the representations, warranties and statements of the Company and the Operating Partnership contained herein, and the performance by the Company and the Operating Partnership of their covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery, as the Underwriter has reasonably requested prior to the date hereof.

7.             Termination.

The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the Closing Time or any Date of Delivery, (a) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (b) if there has been since the respective dates as of which information is given in the Registration Statement, the Prospectus or the Disclosure Package, any Material Adverse Change, or any development involving a prospective Material Adverse Change, or material change in senior management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (c) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, any terrorist or similar attack) or change in national or international economic, political or other conditions the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriter, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (d) if trading in any securities of the Company has been suspended by the Commission or by the NYSE, or if trading generally on the NYSE or in the Nasdaq Global Market has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or the over-the-counter market or by order of the Commission or any other governmental authority, or (e) a general banking moratorium shall have been declared by any federal or New York authority, or (f) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or (g) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of the Underwriter, materially adversely affects or will materially adversely affect the business or operations of the Consolidated Company.

If the Underwriter elects to terminate this Agreement as provided in this Section 6, the Company shall be notified promptly by telephone, promptly confirmed by facsimile.

If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall be under no obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof).

8.             [Reserved]

9.             Indemnity and Contribution by the Company, the Operating Partnership and the Underwriter.

(a)           The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless the Underwriter, any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any party acting as selling agent of the Underwriter in connection with the distribution of the Shares from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Disclosure Package or the Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Preliminary Prospectus and the Prospectus as of their respective dates and as amended or supplemented by the Company), (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus, when considered together with the Disclosure Package, or Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except, in the case of each of clauses (1), (2) and (3), insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading, in each such case, to the extent contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use therein.  The indemnity agreement set forth in this Section 9(a) shall be in addition to any liability which the Company and the Operating Partnership may otherwise have.  If any action is brought against the Underwriter or controlling person in respect of which indemnity may be sought against the Company or the Operating Partnership pursuant to the foregoing paragraph of this Section 9(a), the Underwriter shall promptly notify the Company or the Operating Partnership, as the case may be, in writing of the institution of such action, and the Company or the Operating Partnership, as the case may be, shall if it so elects, assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company or the Operating Partnership, as the case may be, will not relieve the Company or the Operating Partnership of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay.  The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company or the Operating Partnership, as the case may be, in connection with the defense of such action, or the Company or the Operating Partnership, as the case may be, shall not have employed counsel reasonably satisfactory to the Underwriter or controlling person, as the case maybe, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company or the Operating Partnership (in which case neither the Company nor the Operating Partnership shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or the Operating Partnership, as the case may be, and paid as incurred (it being understood, however, that neither the Company nor the Operating Partnership shall be liable for the expenses of more than one separate firm of attorneys for the Underwriter or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, neither the Company nor the Operating Partnership shall be liable for any settlement of any such claim or action effected without its written consent.

(b)           The Underwriter agrees to indemnify, defend and hold harmless the Company, the Operating Partnership, the Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Operating Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, the Disclosure Package, the Preliminary Prospectus or the Prospectus, (2) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (3) any omission or alleged omission from any such Issuer Free Writing Prospectus or the Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus in reliance upon and in conformity with information furnished in writing by the Underwriter to the Company expressly for use therein.  The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

If any action is brought against the Company or the Operating Partnership or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company, the Operating Partnership or such person shall promptly notify the Underwriter in writing of the institution of such action and the Underwriter shall if it so elects assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Underwriter will not relieve the Underwriter of any obligation hereunder, except to the extent that their ability to defend is materially prejudiced by such failure or delay.  The Company, the Operating Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such action or the Underwriter shall not have employed counsel reasonably satisfactory to the Company, the Operating Partnership or such person, as the case may be, to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).  Anything in this paragraph to the contrary notwithstanding, the Underwriter shall not be liable for any settlement of any such claim or action effected without the written consent of the Underwriter.

(c)           If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and by the Underwriter, each from the offering of the Shares, or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership and the Underwriter in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Operating Partnership shall be deemed to be equal to the gross proceeds from the offering of Shares (before deducting discounts and expenses) received by each of them and benefits received by the Underwriter shall be deemed to be equal to the underwriting discounts and commissions received by the Underwriter.  The relative fault of the Company, the Operating Partnership and of the Underwriter shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Operating Partnership, or by the Underwriter and the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)           The Company, the Operating Partnership and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in clause (i) and, if applicable, clause (ii) of subsection (c) above.  Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10.           Survival.

The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations contained in Sections 3, 4 and 5 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers, the Operating Partnership or any person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Shares.  The Company, the Operating Partnership and the Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company or the Operating Partnership, against any of their respective officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11.           Duties.

Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties.  The Underwriter undertakes to perform such duties and obligations only as expressly set forth herein.  Such duties and obligations of the Underwriter with respect to the Shares shall be determined solely by the express provisions of this Agreement, and the Underwriter shall not be liable except for the performance of such duties and obligations with respect to the Shares as are specifically set forth in this Agreement.  The Company and the Operating Partnership acknowledge that the Underwriter disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from the Underwriter’s performance of the duties and obligations expressly set forth herein.

12.           Notices.

Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Underwriter, shall be sufficient in all respects if delivered to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets Syndicate, facsimile: (212) 797-9344 (with a copy to Hunton & Williams LLP, 200 Park Avenue, 52nd Floor, New York, New York 10166, Attention: Daniel M. LeBey, facsimile: (212) 309-1100); or, if to the Company or the Operating Partnership, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 399 Park Avenue, 18th Floor, New York, New York 10022, Attention: General Counsel.

13.           Governing Law; Headings.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.           Waiver of Jury Trial.

Each of the Company, the Operating Partnership and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.           No Fiduciary Duty.

The Company and the Operating Partnership hereby acknowledge that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company or the Operating Partnership and (c) the engagement by the Company of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractor and not in any other capacity.  Furthermore, each of the Company and the Operating Partnership agree that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriter has advised or is currently advising the Company or the Operating Partnership on related or other matters).  Each of the Company and the Operating Partnership agree, that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company and the Operating Partnership, in connection with such transaction or the process leading thereto.

16.           Integration.

Except as set forth herein, this Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Operating Partnership and the Underwriter, or any of them, with respect to the subject matter hereof.

17.           Parties at Interest.

The Agreement herein set forth has been and is made solely for the benefit of the Underwriter, the Company, the Operating Partnership and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

18.           Counterparts and Facsimile Signatures.

This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.  A facsimile signature shall constitute an original signature for all purposes.

If the foregoing correctly sets forth the understanding among the Company, the Operating Partnership and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Operating Partnership and the Underwriter.

Very truly yours,

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Albert Tylis
Name: Albert Tylis
Title: Co-President, Chief Operating Officer and Secretary

NORTHSTAR REALTY FINANCE LIMITED PARTNERSHIP

By:	NorthStar Realty Finance Corp., its sole general partner

	By:	/s/ Albert Tylis
Name: Albert Tylis
Title: Co-President, Chief Operating Officer and Secretary

Accepted and agreed to as of the date first above written:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Brian Rigney
Name: Brian Rigney
Title: Managing Director

By:	/s/ Jeremy Fox
Name: Jeremy Fox
Title: Managing Director

SCHEDULE I

ISSUER FREE WRITING PROSPECTUSES

(none)

SCHEDULE II

Price to Public:  $5.55 per share

Number of Shares:  15,000,000

Applicable Time:  8:00 a.m. (New York City time) on February 22, 2012

SCHEDULE III

David T. Hamamoto

C. Preston Butcher

Stephen E. Cummings

Judith A. Hannaway

Debra A. Hess

Wesley D. Minami

Louis J. Paglia

Daniel R. Gilbert

Albert Tylis

Oscar Junquera

Sridhar Sambamurthy